Exhibit 10.5

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This is a second amendment (“Second Amendment”), effective as of this 7th day of April, 2003, to that certain Employment Agreement dated as of May 1, 2002 and entered into by and between West Marine, Inc., a Delaware corporation and all of its subsidiary corporations (collectively, “Company”), each with an address at 500 Westridge Drive, Watsonville, California 95076, and Russell Solt (“Executive”), residing at 202 3rd Street, P.O. Box 2142 Gearhart, Oregon 97138 (“Employment Agreement”), as amended by that certain First Amendment to the Employment Agreement dated as of September 17, 2002 (“First Amendment”).

WHEREAS, Company recognizes that the Executive’s contributions as the CFO to the growth and success of the Company have been substantial but that Executive desires to resign his position as CFO and, prior to the effective date of such resignation, assist with the final transitioning of the CFO position to his expected successor (“Successor CFO”), which transitioning is expected to be finalized within a thirty (30) day period from the Effective Date;

WHEREAS, Company desires to accept such resignation upon completion of the transitioning services and immediately thereafter employ Executive as the Company’s IR Director, and Executive desires to accept such employment, on the terms and conditions specified in the Employment Agreement, as modified by the First Amendment and this Second Amendment; and

WHEREAS, Company and Executive desire to amend certain provisions of the Employment Agreement, as modified by the First Amendment, in accordance with the foregoing.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

1.	The foregoing recitals are incorporated herein.

2.	This Second Amendment will be effective as of the date first written above (“Effective Date”).

3.	All capitalized terms used but not defined herein shall have the same meaning ascribed to such term as in the Employment Agreement, as amended by the First Amendment and this Second Amendment.

4.	Section 2 of the Employment Agreement is deleted in its entirety and replaced with the following provision:

“2. Term.

a.    Except in the case of earlier termination, as hereinafter specifically provided, the initial term of the CFO Employment Term shall commence on May 1, 2002 and shall continue through and including May 7, 2003 (“CFO Employment Termination Date”). From and after the Effective Date of this Second Amendment through and including the CFO Employment Termination Date, Executive shall, in addition to the performance of the services consistent with his status as Chief Financial Officer, Executive Vice President and Secretary of the Company, use his best efforts to finalize the succession planning and training of the Successor CFO.

b.    Except in the case of earlier termination, as hereinafter specifically provided, the initial term of the IR Employment Term shall commence on May 8, 2003 and shall continue until April 30, 2004. Thereafter, the IR Employment Term shall be renewed automatically for additional one (1) year periods unless Executive or Company gives written notice to the other of his/its desire to terminate the IR Employment Term or to modify its terms at least thirty (30) calendar days prior to the expiration of the then current term. Each such extended term shall be subject to the terms and conditions of this Agreement, except as modified by the parties, and except for compensation, which shall be adjusted, if at all, in accordance with Section 3(b) below.”

5.	Except as modified hereby, the Employment Agreement remains unmodified and in full force and effect. In the event of any conflict between the terms of the Employment Agreement and/or the First Amendment and this Second Amendment, the terms of this Second Amendment will govern.

IN WITNESS WHEREOF, the parties have executed this Second Amendment, effective as of the Effective Date.

COMPANY:

West Marine, Inc. and its Subsidiaries:

/s/ JOHN H. EDMONDSON
By:	John H. Edmondson, CEO

EXECUTIVE:

/s/ RUSSELL SOLT
Russell Solt